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                                                                     EXHIBIT 3.1

                      CERTIFICATE ELIMINATING REFERENCE TO
                      A SERIES OF SHARES OF STOCK FROM THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                               EMRISE CORPORATION

      (Pursuant to Section 151 (g) of the Delaware General Corporation Law)

                                   -----------

         Emrise Corporation (hereinafter "corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

         1. The name of the corporation is EMRISE CORPORATION.

         2. The designation of the series of shares of stock of the corporation to which this certificate relates is SERIES A PREFERRED STOCK.

         3. The voting powers, designations, preferences, and the relative, participating, optional, or other rights, and the qualifications, limitations, and restrictions of the said series of shares of stock were provided for in a resolution adopted by the Board of Directors of the corporation pursuant to authority expressly vested in it by the provisions of the certificate of incorporation of the corporation. A certificate setting forth the said resolution has been heretofore filed with the Secretary of State of the State of Delaware pursuant to the provisions of Section 151 (g) of the General Corporation Law of the State of Delaware.

         4. The Board of Directors of the corporation has adopted the following resolution:

                  RESOLVED, that none of the authorized shares of stock of the corporation of the series designated are outstanding, and

                  RESOLVED FURTHER, that none of the said series of the shares of stock of the corporation will be issued, and

                  RESOLVED FURTHER, that the proper officers of the corporation be and hereby are authorized and directed to file a certificate setting forth this resolution with the Secretary of State of the State of Delaware pursuant to the provisions of Section 151 (g) of the General Corporation Law of the State of Delaware for the purpose of eliminating from the certificate of incorporation of the corporation all reference to the said series of shares of stock.

         Executed on this 8th day of December, 2004.

                                      /S/ RANDOLPH D. FOOTE
                                      ------------------------------------------
                                      Randolph D. Foote, Chief Financial Officer